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                                                                   EXHIBIT 10.10

                                                                  EXECUTION COPY

                              EMPLOYMENT AGREEMENT

                  EMPLOYMENT AGREEMENT (the "Agreement"), made as of this 21st day of May, 2002, by and between Christopher Allen Wright (the "Executive") and CARBO Ceramics Inc., a Delaware corporation (the "Company").

                                   WITNESSETH

                  WHEREAS, subject and pursuant to the terms of an Agreement and Plan of Merger, dated as of May 21, 2002 (the "Merger Agreement"), by and among the Company, Pinnacle Technologies, Inc. ("Pinnacle"), and Ptechnologies Acquisition Corporation, a direct wholly owned subsidiary of the Company ("Merger Sub"), Merger Sub will be merged with and into Pinnacle, with Pinnacle as the surviving corporation (the "Merger");

                  WHEREAS, prior to the Merger, Executive was the President of Pinnacle;

                  WHEREAS, effective as of the effective date of the consummation of the Merger (the "Effective Date"), the Company wishes to employ the Executive as President of Pinnacle and Vice President of the Company and the Executive wishes to serve the Company in such capacities;

         WHEREAS, CARBO agreed to execute the Merger Agreement in part due to Wright's agreement to execute this Agreement;

                  NOW, THEREFORE, in consideration of the conditions and covenants set forth herein, it is agreed as follows:

                  1. Employment, Duties and Agreements.

                  (a) Effective as of, and subject to, the consummation of the Merger, the Company hereby employs the Executive, and the Executive hereby agrees to be employed by the Company during the Term, as President of Pinnacle and Vice President of the Company on the terms and conditions set forth herein. "Term" shall mean the period commencing on the Effective Date and ending on the fifth anniversary of the Effective Date (the "Scheduled Termination Date"); provided, that the Term may be terminated prior to the Scheduled Termination Date in accordance with Section 3 hereof. Upon the expiration of the Term on the Scheduled Termination Date, the Executive's employment with the Company shall be at will.

                  (b) The Executive shall have such responsibilities and duties as the Chief Executive Officer of the Company or the Board of Directors of the Company (the "Board") may from time to time reasonably determine consistent with the Executive's positions set forth herein. In rendering his services hereunder, the Executive shall be subject to, and shall act in accordance with, all reasonable instructions and directions of the Board and all applicable policies and rules thereof. The Executive shall devote the Executive's full working time to the performance of the Executive's responsibilities and duties hereunder. During the Term, the Executive will not, without the prior written consent of the Board, render services, whether or not compensated, to


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any other person or entity as an employee, independent contractor, director or otherwise; provided, however, that nothing herein shall restrict the Executive from rendering services to not-for-profit organizations or managing the Executive's personal investments during the Executive's non-working time.

                  (c) During the Term, the Executive will not engage in any other business affiliation with respect to any entity, including, without limitation, the establishment of a proprietorship or the participation in a partnership or joint venture, or acquire any equity interest in any entity (other than the Company) if (i) such engagement or ownership would interfere with the full-time performance of his responsibilities and duties hereunder or
(ii) such entity is engaged in the current business of the Company or Pinnacle or any affiliates thereof (the "Company Group"). The Executive represents and warrants that, as of the Effective Date, the Executive will not be engaged in any such business affiliation and will not own any such equity interests.

                  2. Compensation. During the Term, the Executive shall be entitled to the following compensation.

                  (a) The Company shall pay the Executive a base salary at the rate of $150,000 per annum, payable in accordance with the Company's normal payroll practices ("Annual Base Salary"). The Board shall have the right to review the Executive's performance and compensation from time to time and may, in its sole discretion, increase his Annual Base Salary based on such factors as the Board deems appropriate.

                  (b) The Executive will be eligible to receive an incentive bonus in cash with respect to each fiscal year during the Term equal to 3% of Pinnacle's pre-tax earnings up to $5,000,000 ("Earnings") (the "Incentive Bonus"). Any such Incentive Bonus shall be paid to the Executive as soon as practicable after the completion of the audited financial statements and determination of Earnings for such fiscal year by the Board.

                  (c) The Executive will be eligible to participate in applicable Company incentive compensation plans and programs (including, without limitation, the Company's Incentive Bonus Plan and 1996 Stock Option Plan for Key Employees, as amended (the "Option Plan")) on the same terms as apply generally to other similarly situated executives of the Company from time to time.

                  (d) The Executive shall be entitled to three (3) weeks of paid vacation during each calendar year of the Term in accordance with the Company's standard vacation policy and practices. The Executive shall take vacations only at such times as are consistent with reasonable business needs of the Company.

                  (e) The Company shall reimburse the Executive for all reasonable, ordinary and necessary expenses incurred by the Executive in the performance of the Executive's duties hereunder; provided that the Executive accounts to the Company for such expenses in a manner reasonably prescribed by the Company.

                  (f) The Executive shall be eligible to participate in applicable Company benefit plans and programs (including without limitation, retirement, medical and life insurance) on the



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same terms as apply generally to other similarly situated executives of the
Company from time to time and shall be entitled to such perquisites as are generally made available to other similarly situated executives of the Company from time to time.

                  (g) Subject to the approval of the Compensation Committee of the Board, as of the Effective Date, the Executive shall be granted pursuant to the Option Plan non-qualified stock options to purchase 40,000 shares of common stock of the Company with terms and conditions applicable generally to other similarly situated executives of the Company.

                  3. Early Termination of the Term. The Term and the Executive's employment hereunder shall terminate prior to the Scheduled Termination Date upon written notice to the Executive by the Company or to the Company by the Executive for any reason. In respect of any such termination, the Company shall pay to the Executive within thirty (30) days after such termination, the Executive's earned but unpaid Annual Base Salary, earned but unused vacation (determined in accordance with the Company's standard vacation policy and practices) and reimbursement for expenses incurred (in accordance with Section 2(e) hereof), all as of the date of such termination.

                  4. Restrictive Covenants.

                  (a) The Executive agrees that all information pertaining to the prior, current or contemplated business of the Company Group, and their officers, directors, employees, agents, shareholders and customers (excluding
(i) publicly available information (in substantially the form in which it is publicly available) unless such information is publicly available by reason of unauthorized disclosure by the Executive or by any person or entity of whose intention to make such unauthorized disclosure the Executive is aware and (ii) information of a general nature not pertaining exclusively to the Company Group that generally would be acquired in similar employment with another company) constitutes a valuable and confidential asset of the Company Group. Such information includes, without limitation, information related to trade secrets, customer lists, production techniques, and financial information of the Company Group. The Executive agrees that he shall, during the Term and continuing thereafter, (A) hold all such information in trust and confidence for the Company Group, and (B) not use or disclose any such information to any person, firm, corporation or other entity other than under court order or other legal or regulatory requirement.

                  (b) During the Term and continuing for a period ending twelve
(12) months after the Executive's employment terminates for any reason whatsoever, to the extent permitted by applicable law, the Executive agrees that the Executive will not, directly or indirectly, (i) solicit any supplier or client of the Company Group, or any prospective supplier or client while Executive is employed by the Company Group (including, without limitation, in each case, any supplier or client or any prospective supplier or client of Pinnacle prior to the Merger) with a view to inducing such supplier or client, or prospective supplier or client, to enter into an agreement or otherwise do business with any Competitor with respect to (1) the production or supply of ceramic, sand, resin-coated sand, or other proppants for use in hydraulic fracturing of natural gas and oil wells or (2) the provision of fracture diagnostics, design and other consulting services through development and use of its products, including, without limitation, tilt meter fracture mapping, microseismic fracture mapping, reservoir monitoring and fracture simulation

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and design software, or attempt to induce any such supplier or client, or prospective supplier or client, to terminate its relationship with the Company Group or to not enter into a relationship with the Company Group, as the case may be or (ii) offer employment to any employee of the Company Group or attempt to induce any such employee to leave the employ of the Company Group.

                  (c) For purposes of this Agreement, a "Competitor" is any corporation, firm, partnership, proprietorship or other entity which engages in
(1) the production or supply of ceramic, sand, resin-coated sand, or other proppants for use in hydraulic fracturing of natural gas and oil wells or (2) the provision of fracture diagnostics, design and other consulting services through development and use of its products, including, without limitation, tilt meter fracture mapping, microseismic fracture mapping, reservoir monitoring and fracture simulation and design software, but in any case does not include, for this purpose, the Company Group or any service entity involved in the resale of the Company Group's products.

                  (d) Prior to agreeing to, or commencing to, act as an employee, officer, director, trustee, principal, agent or other representative of any type of business other than as an employee of the Company Group during the period in which the non-solicitation agreement, as described in Section 4(b), applies, the Executive shall (i) disclose such agreement in writing to the Company and (ii) disclose to the other entity with which he proposes to act in such capacity, or to the other principal together with whom he proposes to act as a principal, the existence of this Agreement, including, in particular, the non-disclosure agreement contained in Section 4(a) and the non-solicitation agreement contained in Section 4(b).

                  (e) With respect to the restrictive covenants set forth in Sections 4(a) and 4(b), the Executive acknowledges and agrees as follows.

                           (i) The specified duration of a restrictive covenant
                  shall be extended by and for the term of any period during which the Executive is in violation of such covenant.

                           (ii) The restrictive covenants are in addition to any
                  rights the Company may have in law or at equity.

                           (iii) It is impossible to measure in money the
                  damages which will accrue to the Company Group in the event that the Executive breaches any of the restrictive covenants. Therefore, if the Executive breaches any restrictive covenant, the Company Group shall be entitled to an injunction restraining the Executive from violating such restrictive covenants. If any member of the Company Group shall institute any action or proceeding to enforce a restrictive covenant, the Executive hereby waives the claim or defense that the Company Group has an adequate remedy at law and the Executive agrees not to assert in any such action or proceeding the claim or defense that the Company Group has an adequate remedy at law. The foregoing shall not prejudice the Company Group's right to require the Executive to account for and pay over to the Company Group, and the Executive hereby agrees to account for and pay over, the compensation, profits, monies, accruals or other benefits derived or received



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                  by the Executive as a result of any transaction constituting a breach of the restrictive covenants.

                  (f) The restrictions in this Section 4 shall be in addition to any restrictions imposed on the Executive by statute or at common law.

                  5. Miscellaneous.

                  (a) Each provision hereof is severable from this Agreement, and if one or more provisions hereof are declared invalid the remaining provisions shall nevertheless remain in full force and effect. If any provision of this Agreement is so broad, in scope or duration or otherwise, as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

                  (b) Any notice to be given hereunder shall be given in writing. Notice shall be deemed to be given when delivered by hand to the party to whom notice is being given, on the first business day after transmission when sent by facsimile transmission or on the first business day following sending by overnight delivery via a national courier service. Notices to the Executive should be addressed to the Executive as follows:

                 Christopher Allen Wright
                 c/o Pinnacle Technologies, Inc.
                 600 Townsend Street, Suite 106W
                 San Francisco, California 94103
                 Facsimile:  (415) 861-1448

Notices to the Company should be sent as follows:

                 CARBO Ceramics Inc.
                 6565 MacArthur Boulevard, Suite 1050
                 Irving, Texas 75038
                 Attn: Secretary
                 Facsimile:  (972) 401-0705

with copies sent to:

                 Cleary, Gottlieb, Steen & Hamilton
                 One Liberty Plaza
                 New York, NY 10006
                 Ann: Mary E. Alcock, Esq.
                 Facsimile:  (212) 225-3999

                 Either party may change the address or person to whom notices should be sent to by notifying the other party in accordance with this Section 5(b).

                 (c) The failure to enforce at any time any of the provisions of this Agreement or to require at any time performance by the other party of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect the validity of this Agreement, or


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any part hereof, or the right of either party thereafter to enforce each and every such provision in accordance with the terms of this Agreement.

                  (d) This Agreement contains the entire agreement between the parties with respect to the employment of the Executive by the Company after the Effective Date and supersedes any and all prior understandings, agreements or correspondence between the parties regarding such employment. It may not be amended or extended in any respect except by a writing signed by both parties hereto.

                  (e) This Agreement shall be governed by the laws of the State of Delaware, without giving effect to the conflicts of law principles thereof All actions and proceedings relating directly or indirectly to this Agreement shall be commenced and litigated in any state or federal court located in Delaware, which court shall have proper jurisdiction over such claim. The parties to this Agreement submit that any such court shall have proper personal jurisdiction over the parties to this Agreement, and irrevocably waive any defense to a claim based on the lack thereof, and further waive any defense based on the principle of forum non conveniens.

                  (f) This Agreement shall not be assignable by either party hereto without the written consent of the other; provided, however, that the Company may, without the written consent of the Executive, assign this Agreement to (i) any entity with which the Company is merged or consolidated or to which the Company transfers substantially all of its assets or (ii) any entity controlling, under common control with or controlled by the Company.

                  (g) This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

                  (h) The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of any provision hereof


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                  IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its duly authorized representative and the Executive has hereunto set his hand as of the day and year first above written.


                                         CARBO CERAMICS INC.



                                         By: /s/ C. MARK PEARSON
                                         ----------------------------
                                                 C. Mark Pearson

                                         /s/ CHRISTOPHER ALLEN WRIGHT
                                         ----------------------------
                                         Christopher Allen Wright





                    [Signature Page to Employment Agreement]